UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
July 21, 2014
___________

Commission file number: 001-14236	(FelCor Lodging Trust Incorporated)
Commission file number: 333-39595-01	(FelCor Lodging Limited Partnership)
FelCor Lodging Trust Incorporated
FelCor Lodging Limited Partnership
(Exact Name of Registrant as Specified in Charter)

Maryland	(FelCor Lodging Trust Incorporated)	75-2541756
Delaware	(FelCor Lodging Limited Partnership)	75-2544994
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Dallas, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.
On July 21, 2014, certain subsidiaries of FelCor Lodging Trust Incorporated (the “Company”) and FelCor Lodging Limited Partnership (“FelCor LP”) entered into a Credit Agreement (the “Credit Agreement”; capitalized terms used but not otherwise defined in the report have the meanings ascribed to them in the Credit Agreement) with Deutsche Bank AG New York Branch, as the administrative agent and lender, and the other lenders thereto, providing for a $140,000,000 term loan commitment (the “Facility”).
Under the Credit Agreement, the Facility matures on July 21, 2017, which date may be extended for up to two additional years subject to the exercise of two successive one-year extension options (the exercise of which is subject to satisfaction of certain conditions). The Facility may be funded in a single draw at any time prior to September 30, 2014. Borrowings under the Facility will bear interest at (a) with respect to Eurodollar Rate Loans, LIBOR (no floor) plus 2.50% per annum or (b) with respect to Base Rate Loans, a fluctuating rate per annum equal to 1.50%, plus the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Deutsche Bank AG New York Branch as its “prime rate,” and (iii) LIBOR plus 2.00% per annum. The Facility will be guaranteed by the Company and FelCor LP pursuant to a Guaranty (the “Guaranty”) and will be secured by mortgages and related security interests on three hotels owned by the applicable borrowers (collectively, the “Mortgages”). The Credit Agreement provides for partial release of certain mortgaged properties, subject to certain conditions. The Facility is subject to acceleration upon the occurrence of certain events of default. The proceeds from the Facility, together with other available funds, will be used in August to redeem all of FelCor LP’s 10% Senior Secured Notes, which were originally secured by fourteen hotels, including two of the hotels that will secure the Facility.
The foregoing description of the material terms and conditions of the Credit Agreement, the Guaranty and the Mortgages is qualified in its entirety by reference to the full text of the Credit Agreement, the form of Guaranty (which will be entered into at funding), and the form of Mortgage (which will be entered into at funding with respect to each collateral property), a copy of each of which is attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above, which is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1
Credit Agreement, dated as of July 21, 2014, among FelCor/JPM Phoenix Hotel, L.L.C., DJONT/JPM Phoenix Leasing, L.L.C., FelCor Union Square Hotel, L.L.C., FelCor Union Square Lessee, L.L.C., FelCor FQ Hotel, L.L.C., FelCor FQ Lessee, L.L.C., as borrowers, and Deutsche Bank AG New York Branch, as administrative agent, and the lenders that are parties thereto.

10.2
Form of Guaranty, to be made by FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership, as guarantors, in favor of Deutsche Bank AG New York Branch, as administrative agent, for the benefit of the lenders.

10.3
Form of Mortgage, Assignment Of Leases And Rents, Security Agreement And Fixture Filing, to be made by the applicable borrowers for the benefit of Deutsche Bank AG New York Branch, as administrative agent, for the benefit of the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

Date: July 25, 2014	By:	/s/ Jonathan H. Yellen
		Name:	Jonathan H. Yellen
		Title:	Executive Vice President

FELCOR LODGING LIMITED PARTNERSHIP
a Delaware limited partnership

	By:	FelCor Lodging Trust Incorporated
Its General Partner

Date: July 25, 2014	By:	/s/ Jonathan H. Yellen
		Name:	Jonathan H. Yellen
		Title:	Executive Vice President